Exhibit 10.2

SUPERVISORY AGREEMENT

This Supervisory Agreement (Agreement) is made this 19 day of October, by and through the Board of Directors (Board) of Malvern Federal Mutual Holding Co., Paoli, Pennsylvania, OTS Docket No. H4485 (Malvern MHC), and Malvern Federal Bancorp, Inc., Paoli, Pennsylvania, OTS Docket No. H4486 (Malvern HC) and the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Northeast Region (Regional Director);

WHEREAS, Malvern MHC is a federally-chartered mutual holding company and Malvern HC is a federally-chartered, mid-tier holding company; and

WHEREAS, Malvern HC owns one hundred percent (100%) of Malvern Federal Savings Bank (Association); and

WHEREAS, Malvern MHC, Malvern HC, and the Association are subject to examination, regulation and supervision by the OTS; and

WHEREAS, the OTS, pursuant to 12 U.S.C. §§ 1818 and 1467a(g), has the statutory authority to enter into and enforce supervisory agreements and to require Malvern MHC and Malvern HC to take action to correct matters of regulatory concern; and

WHEREAS, in furtherance of their common goal to ensure that Malvern MHC and Malvern HC continue to address the unsafe or unsound practices identified by the OTS in the February 22, 2010 Reports of Examination of the Association, Malvern MHC and Malvern HC (2010 ROE), Malvern MHC, Malvern HC, and the OTS have mutually agreed to enter into this Agreement; and

WHEREAS, on October 19, 2010, Malvern MHC and Malvern HC, at a duly constituted meeting of their respective Boards, each adopted a resolution (Board Resolution) that authorizes Malvern MHC and Malvern HC to enter into this Agreement and directs compliance by Malvern MHC and Malvern HC and its directors, officers, employees, and other institution-affiliated parties with each and every provision of this Agreement.

Malvern Federal Mutual Holding Co.
Malvern Federal Bancorp, Inc.
Supervisory Agreement

        NOW THEREFORE, in consideration of the above premises, it is agreed as follows:

Association Oversight.
1.     Effective immediately, Malvern MHC and Malvern HC shall ensure the Association's compliance with the terms of the Supervisory Agreement issued by the OTS to the Association effective October _, 2010.

Dividends and Other Capital Distributions.
2.      Effective immediately, Malvern MHC and Malvern HC shall not declare or pay dividends or make any other capital distributions, as that term is defined in 12 C.F.R. § 563.141, without receiving the prior written approval of the Regional Director in accordance with applicable regulations and regulatory guidance. Malvern MHC and Malvern HC's written request for approval shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed declaration, dividend payment or distribution of capital.

Effective Date.
3.     This Agreement is effective on the Effective Date as shown on the first page.

Duration.
4.     This Agreement shall remain in effect until terminated, modified or suspended, by written notice of such action by the OTS, acting by and through its authorized representatives.

Time Calculations.
5.    Calculation of time limitations for compliance with the terms of this Agreement run from the Effective Date and shall be based on calendar days, unless otherwise noted.

Malvern Federal Mutual Holding Co.
Malvern Federal Bancorp, Inc.
Supervisory Agreement

Submissions and Notices.
6.           All submissions to the OTS that are required by or contemplated by the Agreement shall be submitted within the specified timeframes.

7.           Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Agreement shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

(a)  To:     OTS
 Michael E. Finn, Regional Director
 Office of Thrift Supervision
 Harborside Financial Center Plaza Five
 Suite 1600
 Jersey City, New Jersey 07311

(b)      To:    Malvern Federal Mutual Holding Co.
c/o Ronald Anderson, Director
   42 East Lancaster Avenue
Paoli, Pennsylvania 19301-1420

(c)    To:    Malvern Federal Bancorp, Inc.
c/o Ronald Anderson, Director
42 East Lancaster Avenue
   Paoli, Pennsylvania 19301-1420

No Violations Authorized.

8.    Nothing in this Agreement shall be construed as allowing Malvern MHC or Malvern HC, their respective Boards, officers or employees to violate any law, rule, or regulation.

OTS Authority Not Affected.
9.    Nothing in this Agreement shall inhibit, estop, bar or otherwise prevent the OTS from taking any other action affecting the Malvern MHC or Malvern HC if at any time the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law.

Malvern Federal Mutual Holding Co.
Malvern Federal Bancorp, Inc.
Supervisory Agreement

Other Governmental Actions Not Affected.
10.   Malvern MHC and/or Malvern HC acknowledge and agree that its execution of the Agreement is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 9 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of Malvern MHC and/or Malvern HC that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.

Miscellaneous.
11.   The laws of the United States of America shall govern the construction and validity of this Agreement.

12.   If any provision of this Agreement is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

13.   All references to the OTS in this Agreement shall also mean any of the OTS's predecessors, successors, and assigns.

14.   The section and paragraph headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

15.   The terms of this Agreement represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.

Malvern Federal Mutual Holding Co.
Malvern Federal Bancorp, Inc.
Supervisory Agreement

Enforceability of Agreement.
16.   This Agreement is a "written agreement" entered into with an agency within the meaning and for the purposes of 12 U.S.C. § 1818.

Signature of Directors/Board Resolution.
17.   Each Director signing this Agreement attests that he or she voted in favor of a Board Resolution authorizing the consent of Malvern MHC and/or Malvern HC to the issuance and execution of the Agreement. This Agreement may be executed in counterparts by the directors after approval of execution of the Agreement at a duly called board meeting. A copy of the Board Resolution authorizing execution of this Agreement shall be delivered to the OTS, along with the executed original(s) of this Agreement.

[Remainder of this page intentionally left Blank]

Malvern Federal Mutual Holding Co.
Malvern Federal Bancorp, Inc.
Supervisory Agreement

WHEREFORE, the OTS, acting by and through its Regional Director, and the Board of Malvern HC.

MALVERN FEDERAL BANCORP, INC.                                      OFFICE OF THRIFT SUPERVISION
Paoli, Pennsylvania

By:	/s/Ronald Anderson	By:
	Ronald Anderson, Director		Michael E. Finn
Regional Director, Northeast Region
/s/Kristin S. Camp
Kristin S. Camp, Director

/s/F. Claire Hughes, Jr.
F. Claire Hughes, Jr., Director

/s/Joseph E. Palmer, Jr.
Joseph E. Palmer, Jr., Director

/s/Edward P. Shanaughy, II
Edward P. Shanaughy, II, Director

/s/George Steinmetz
George Steinmetz, Director

/s/Therese Woodman
Therese Woodman, Director

/s/John B. Yerkes, Jr.
John B. Yerkes, Jr., Director

Malvern Federal Mutual Holding Co.
Malvern Federal Bancorp, Inc.
Supervisory Agreement